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                                                                   EXHIBIT 10.38

                            COLLATERAL ASSIGNMENT OF
                   PROPRIETARY RIGHTS AND SECURITY AGREEMENT


     THIS COLLATERAL ASSIGNMENT OF PROPRIETARY RIGHTS AND SECURITY AGREEMENT ("Agreement"), dated as of July 15, 1997, is made by Medar, Inc., a Michigan corporation, in favor of NBD Bank, a Michigan banking corporation ("NBD" or "Lender").

                                   Recitals:

     A. Assignor, certain of its affiliates and Lender are parties to that certain Revolving Credit and Loan Agreement dated as of August 10, 1995, as amended by agreements dated October 12, 1995, October 31, 1995, March 29, 1996, August 11, 1996, February 27, 1997, June 27, 1997 and the date hereof (such agreement, as amended, modified or supplemented from time to time, is referred to herein as the "Loan Agreement").

     B. It is a condition to the Eighth Amendment to Revolving Credit and Loan Agreement being executed simultaneously herewith, that Assignor executes and delivers this Agreement.

     NOW THEREFORE, in consideration of the premises and to induce Lender to make extensions of credit to Assignor under the Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor agrees with Lender as follows:

     1. Defined Terms. In addition to those terms defined elsewhere in this Agreement, terms defined in the Loan Agreement shall have their defined meanings when used herein (unless otherwise defined herein) and the following terms shall have the following meanings, unless the context otherwise requires:

           "Collateral" means all of the Trademarks, Copyrights, Patents and Intellectual Property Rights, whether now existing or hereafter created or acquired (including, without limitation, such of the foregoing as are listed on Schedule A attached hereto and made a part hereof).

           "Copyrights" means all United States copyrights, registered or unregistered, in and to all copyrightable works now owned or hereafter acquired by Assignor, including all registrations and applications therefor and all licenses thereof and (a) any renewals or extensions of the registrations therefor that may be secured under the laws now or hereafter in effect in the United States, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

           "Event of Default" means an Event of Default as defined in the Loan Agreement.

           "Intellectual Property Rights" means all intellectual property rights other than Trademarks, Copyrights and Patents, now owned or hereafter acquired by Assignor, including, without limitation, trade secrets, know-how and confidential business information, computer software, data and documentation (including electronic media) and licenses thereof, and (a) all


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      income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (b) the right to sue and recover for past, present and future infringements thereof, and (c) all rights corresponding thereto throughout the world.

           "Patents" means all United States patents and patent applications, now owned or hereafter acquired by Assignor, including, without limitation, the inventions and improvements described and claimed therein, all licenses thereof and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,
      (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

           "Trademarks" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, trademark registrations and applications for registration owned by Assignor and all licenses thereof, together with the goodwill of the business connected with the use of, and symbolized by, the foregoing, and (a) the registration renewals thereof,
      (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (c) the right to sue and recover for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world.

     2. Collateral Assignment of Security Interest in Trademarks, Copyrights and Patents and Intellectual Property Rights. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, Assignor hereby grants to Lender and its assignees a continuing security interest in the Collateral, and, subject to Section 7 hereof, shall assign, transfer and convey to Lender all right, title and interest, in the United States and throughout the world, in, to and under the Collateral.

     3. Continuing Liability. Assignor hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each license, interest and obligation assigned to Lender hereunder to observe and perform all the conditions and obligations to be observed and performed by Assignor thereunder, all in accordance with and pursuant to the terms and provisions thereof. Lender shall have no obligation or liability under any such license, interest or obligation by reason of or arising out of this Agreement or the assignment thereof to Lender or the receipt by Lender of any payment relating to any such license, interest or obligation pursuant hereto, nor shall Lender be required or obligated in any manner to perform or fulfill any of the obligations of Assignor thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by any of them or the sufficiency of any performance by any party under any such license, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance of the payment of any amounts which may have been assigned to Assignor or to which Assignor may be entitled at any time or times.

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     4. Representations and Warranties.  Assignor hereby represents and warrants to Lender:

           (a) All of Assignor's Copyrights, Patents and Trademarks (whether or not registered) which are material to its business are listed on Schedule A hereto or have already been specifically pledged to Lender prior to the date hereof, as updated from time to time.

           (b) Except as set forth in Schedule A and except for Permitted Liens, Assignor owns free and clear of all Liens all right, title and interest in, or has full right and authority to use, all Collateral necessary or desirable for the conduct of its business as currently conducted, as previously conducted or as currently proposed to be conducted.

     5. Updated Information and Filings. Assignor agrees that it will deliver to Lender an updated Schedule A to this Agreement on at least a quarterly basis, and more often if requested by Lender. Assignor also agrees that it will take such actions as requested by Lender to allow Lender to record and perfect its Lien on Assignor's Copyrights, Patents, Trademanrks and Intellectual Property Rights, including without limitation, filing and registering its rights with appropriate governmental entities.

     6. Restrictions on Future Agreements. Assignor agrees that until all of the Obligations have been paid in full and the Loan Agreement has been terminated, it will not, without Lender's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with Assignor's obligations under this Agreement or which is prohibited by the Loan Agreement.

     7. Effect of Collateral Assignment and Remedies. (a) If an Event of Default has occurred and is continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Loan Agreement and any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, Assignor expressly agrees that in any such event Lender may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or may forthwith sell, lease, assign or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more public or private sale or sales, at any exchange, broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and Lender shall apply the net proceeds (after expenses) of any such sale, lease, assignment or other disposition against the Obligations in such order as Lender in its sole discretion shall determine (subject to the terms of the Loan Agreement), Assignor remaining liable for any deficiency thereon. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Assignor, which right or equity is hereby expressly waived and released. To the extent permitted by applicable law, Assignor waives all claims, damages and demands against Lender arising out of the repossession, retention or sale of the Collateral. Assignor agrees that Lender need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matter.



     (b) During the continuance of an Event of Default, Assignor hereby authorizes Lender

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to make, constitute and appoint any officer or agent of Lender as Lender may select, in Lender's sole discretion, as Assignor's true and lawful attorney-in-fact, with power: (i) to endorse Assignor's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of Collateral; (ii) to notify any licensee of Assignor that such licensee should make future payments under the license directly to Lender;
(iii) to take any other actions with respect to the Collateral as Lender deem in its best interest; and (iv) to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue of this Agreement. This power of attorney shall be irrevocable until all of the Obligations have been paid in full and all of the financing arrangements between Assignor and Lender have been terminated. Assignor agrees that, in addition to all other rights and remedies granted to Lender in this Agreement, the Loan Agreement and any other Loan Document, Lender shall be entitled to specific performance and injunctive and other equitable relief, and Assignor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

     8. Indemnification. Assignor shall indemnify and hold harmless Lender from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) sustained, suffered or incurred by Lender arising out of, with respect to, or resulting from any commercially reasonable exercise by Lender of its rights under this Agreement, including without limitation, after a default by Assignor, the exercise by Lender of its rights to sell, lease, assign, give option or options to purchase, or sell and otherwise dispose of the Collateral. In any suit, proceeding or action brought by Lender to enforce its rights in the Collateral, Assignor will save, indemnify and hold Lender harmless from and against all expenses, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of any third party, arising out of a breach by Assignor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such third party or its successors from Assignor; provided that Assignor shall have no obligation under this Section 8 to indemnify any Person under this Agreement for liabilities arising from the gross negligence or willful misconduct of such Person or arising from the breach by any such Person of its obligations under applicable law (including the obligation to act in a commercially reasonable manner in the disposition of certain Collateral).

     9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. Section Headings, etc. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     12. No Waiver: Cumulative Remedies. Lender shall not by any act (except a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any

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